UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2026

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Market Street
San Francisco, CA 94103-1410	94103-1410
(Address of principal executive offices)	(Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	DLB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Leadership Transition

Appointment of Chief Executive Officer

On August 27, 2026, Dolby Laboratories, Inc., a Delaware corporation (the “Company”), announced that the Board of Directors (the “Board”) has appointed Marc Whitten as President and Chief Executive Officer (principal executive officer) and as a member of the Board, effective as of August 27, 2026 (the “Effective Date”). Mr. Whitten’s employment agreement, which is described below, provides that he will be nominated to serve as a member of the Board at each annual meeting of the Company’s stockholders at which he is subject to reelection for so long as he serves as Chief Executive Officer.

Mr. Whitten, 55, served as Vice President Robotics of Meta Platforms, Inc. (Nasdaq:META), a public technology company, from February 2025 to August 2026 and Chief Executive Officer of Cruise LLC, a self-driving car subsidiary of General Motors Company, from June 2024 to February 2025. He served as Chief Product and Technology Officer, Create, of Unity Software Inc. (NYSE:U) (“Unity”), a public video game software development company, from January 2024 to June 2024. Prior to that he served as the President, Unity Create, of Unity from March 2023 to January 2024, and as the Senior Vice President and General Manager, Unity Create, of Unity from February 2021 to March 2023. From June 2016 to February 2021, Mr. Whitten served as the Vice President, Entertainment Devices and Services at Amazon.com, Inc. (Nasdaq:AMZN), a public e-commerce company. From April 2014 to April 2016, Mr. Whitten served as the Chief Product Officer of Sonos, Inc. (Nasdaq:SONO), a public audio technology company, and from January 1997 to March 2014 he served in various positions, culminating as the Corporate Vice President and Chief Product Officer, Xbox for Microsoft Corporation (Nasdaq:MSFT), a public technology company. Mr. Whitten holds a B.A. in computer science from the University of North Texas.

There are no family relationships between Mr. Whitten and any executive officer or director of the Company, there are no understandings or arrangements between Mr. Whitten and any other person pursuant to which Mr. Whitten was appointed as Chief Executive Officer and Mr. Whitten has no transactions reportable under Item 404(a) of Regulation S-K.

In connection with his appointment as President and Chief Executive Officer, the Company, Dolby Laboratories, Inc., a California corporation (“DLI CA” and, together with the Company, the “Company Group”), and Mr. Whitten have entered into an employment agreement dated July 10, 2026. Pursuant to his employment agreement with the Company Group, Mr. Whitten will receive an annual salary of $1,000,000, and beginning in fiscal 2027, will be eligible for an annual target bonus equal to 100% of his base salary, subject to the terms of the Company’s Executive Bonus Plan with Mr. Whitten’s bonus for fiscal 2027 paid at 100% of target. Mr. Whitten will also receive a sign-on bonus of $2,100,000, that is subject to a prorated repayment obligation if his employment with the Company Group is terminated by Mr. Whitten (other than for Good Reason as defined in the employment agreement) or by the Company Group for Cause (as defined in the employment agreement), during the twenty-four (24) month period following the Effective Date, and Mr. Whitten will be reimbursed for up to $200,000 in incurred relocation costs.

Additionally, as a material inducement for joining the Company Group, and in accordance with the Company’s equity granting policies, Mr. Whitten will be granted the following new hire equity awards, each under and subject to the terms of the Inducement Plan (as defined below) and an award agreement thereunder:

•

An award of time-based restricted stock units with a value equivalent to approximately $10,000,000 at grant (the “New Hire RSU Award”), scheduled to vest semi-annually over two (2) years following the grant date assuming Mr. Whitten’s continued employment with the Company on each scheduled vesting date.

•

An award of 600,000 performance-based restricted stock units (the “New Hire PSU Award”), divided into five (5) separate tranches of 150,000, 150,000, 100,000, 100,000 and 100,000 restricted stock units, respectively, with the tranches becoming eligible to vest upon satisfying stock-price hurdles of $75, $100, $125, $150, and $175, respectively (subject to adjustment to account for dividends, distributions, stock splits and other capitalization changes), averaged over a consecutive sixty (60) trading-day period within a five (5) year performance period, with the eligible shares vesting on certification of each level of achievement assuming Mr. Whitten’s continued employment as the Company’s Chief Executive Officer on each achievement date.

Further, as a material inducement for joining the Company Group, and as part of the Company’s fiscal 2027 annual equity award cycle, Mr. Whitten will be eligible to receive the following equity awards, each under and subject to the terms of the Inducement Plan and an award agreement thereunder:

•

A nonstatutory stock option to purchase shares of the Company’s Class A common stock (each, a “Share”) at a per Share exercise price equal to the closing price per Share on the grant date, with a value equivalent to approximately $2,750,000 at grant, and scheduled to vest as to 25% of the Shares on the first anniversary of the grant date and as to 1/48th of the Shares monthly thereafter assuming Mr. Whitten’s continued employment with the Company on each scheduled vesting date.

•

An award of time-based restricted stock units with a value equivalent to approximately $5,500,000 at grant, and scheduled to vest as to 25% of the restricted stock units on each of the first four anniversaries of the grant date assuming Mr. Whitten’s continued employment with the Company on each scheduled vesting date.

•

An award of performance-based restricted stock units with a value equivalent to approximately $2,750,000 (at target achievement) at grant, and scheduled to be earned as to 0% to 200% of target based on Dolby’s relative total shareholder return as compared to the S&P 500 Mid Cap 400 index over a three (3) year performance period, with any portion of the grant that becomes earned vesting on certification of achievement following the performance period, assuming Mr. Whitten’s continued employment with the Company.

Pursuant to the terms of his employment agreement, upon a termination of Mr. Whitten’s employment without Cause or by Mr. Whitten for Good Reason (each a “Qualifying Termination”) other than a termination that occurs within the sixty (60) day period prior to, or twelve (12) month period following, a Change in Control (as defined in the employment agreement), then subject to Mr. Whitten’s timely execution and non-revocation of a release of claims with the Company Group, Mr. Whitten will be eligible to receive the following severance benefits: (i) a lump sum payment equal to (A) 150% of Mr. Whitten’s base salary, plus (B) 150% of Mr. Whitten’s target bonus, plus (C) the actual bonus Mr. Whitten would have received for the year of termination based on actual Company performance prorated based on the portion of the year completed prior to termination; (ii) payment or reimbursement for up to eighteen (18) months of COBRA benefits for Mr. Whitten and any eligible dependents under the Company’s health plans; and (iii) accelerated vesting as to (A) 50% of Mr. Whitten’s unvested stock options, restricted stock units and other equity awards denominated in Shares that are subject to time-based vesting, and (B) with respect to Mr. Whitten’s equity awards that remain subject to performance conditions: (x) for such equity awards other than the New Hire PSU Award, Mr. Whitten will remain eligible to vest in such awards based on actual achievement of the applicable performance conditions, but with a prorated number of target shares based on the number of completed months in the performance period plus twelve (12) months, and (y) the New Hire PSU Award will remain outstanding for up to twelve (12) months following the termination and any unearned shares may be earned based on the achievement of the applicable stock price hurdle over a consecutive sixty (60) trading-day period during such twelve (12) month period.

Further, pursuant to the terms of his employment agreement, upon a Qualifying Termination that occurs within the sixty (60) day period prior to, or twelve (12) month period following, a Change in Control, then subject to Mr. Whitten’s timely execution and non-revocation of a release of claims with the Company, Mr. Whitten will be eligible to receive the following severance benefits: (i) a lump sum payment equal to (A) 200% of Mr. Whitten’s base salary, plus (B) 200% of Mr. Whitten’s target bonus, plus (C) Mr. Whitten’s target bonus prorated based on the portion of the year completed prior to termination; (ii) up to twenty (24) months of COBRA benefits for Mr. Whitten and any eligible dependents under the Company’s health plans; and (iii) 100% accelerated vesting of Mr. Whitten’s unvested stock options, restricted stock units and other equity awards denominated in Shares that are subject to time-based vesting, with any equity awards that remains subject to performance conditions treated as set forth in the applicable award agreement.

If any payment or benefit payable to Mr. Whitten constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Mr. Whitten’s payments or benefits will be either (i)

delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Whitten on an after-tax basis of the greatest amount of benefits.

In addition, Mr. Whitten has executed the Company’s standard form of indemnification agreement.

The foregoing is a summary of the material terms of the employment agreement and is qualified in its entirety by reference to the complete text of the agreement, a copy of which will be filed as an exhibit to the Company’s future SEC filings.

During the term of his employment, Mr. Whitten will not be eligible to receive compensation in respect of his service as a director of the Company.

Retirement of Chief Executive Officer

Kevin Yeaman retired from his positions as the Company’s President, Chief Executive Officer and director of the Company, effective as of the Effective Date. Mr. Yeaman’s last day of employment was the Effective Date (the “Employment Separation Date”). To support a smooth leadership transition, Mr. Yeaman and DLI CA have entered into a consulting agreement, pursuant to which Mr. Yeaman will provide consulting services to the Company Group following the Employment Separation Date, including performing transition duties and advising on general business matters as requested by Mr. Whitten, designated members of the executive management team or the Board. Mr. Yeaman is expected to provide consulting services through the end of calendar year 2027, and as consideration for his consulting services, Mr. Yeaman will receive $40,000 per month for six (6) months and his outstanding equity awards will continue to vest in accordance with their terms during the consulting period.

DLI CA and Mr. Yeaman have entered into a Confidential Transition Agreement and General Release (the “Transition Agreement”) that contains a general release of claims in favor of the Company Group and confidentiality provisions and supersedes Mr. Yeaman’s prior employment agreement. As consideration for entering into the Transition Agreement, Mr. Yeaman will be eligible to receive the following benefits: (i) a lump sum payment equal to his 2026 annual cash incentive based on actual Company performance and payable during the regular payroll period in which the Company makes payments under the applicable bonus plan, (ii) reimbursement for COBRA benefits for Mr. Yeaman and any eligible dependents under the Company’s health plans through no later than December 31, 2027, (iii) up to $200,000 in transition coaching services, (iv) reimbursement for incurred attorneys’ fees up to $15,000, and (v) Mr. Yeaman will have the opportunity to continue to provide consulting services to the Company Group as described above. The foregoing is a summary of the material terms of the Transition Agreement and is qualified in its entirety by reference to the complete text of the agreement, a copy of which will be filed as an exhibit to the Company’s future SEC filings.

Retention Grants

The Compensation Committee of the Board approved, effective as of the Effective Date, one-time retention restricted stock unit awards (each, a “Retention Award”) to John Couling and Andy Sherman, to be granted on the 15th day of the month next following the Effective Date, contingent upon the recipient’s continued employment through the grant date. The Retention Awards are intended to serve as an incentive to retain the services of these key members of the executive leadership team who are critical to the Company’s success during the leadership transition period. Each Retention Award will have a value equivalent to approximately $3,000,000 at grant, and given the retentive nature of the award, 100% of the Retention Award is scheduled to vest on the second anniversary of the grant date assuming the recipient’s continued employment with the Company Group on such vesting date, subject to full acceleration upon the recipient’s termination other than for Cause, death or Disability, or a resignation for Good Reason (each as defined in the award agreement).

Item 7.01.	Regulation FD Disclosures.

On August 27, 2026, the Company issued a press release regarding the CEO leadership transition. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this current report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

The Board approved the adoption of the Dolby Laboratories, Inc. 2026 Inducement Stock Plan (the “Inducement Plan”), effective as of the Effective Date.

The Inducement Plan was adopted without stockholder approval in accordance with New York Stock Exchange (“NYSE”) Rule 303A.08. The Inducement Plan provides for the grant of equity-based awards in the form of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, deferred stock units, performance units, and performance shares.

The Inducement Plan reserves a maximum of 2,500,000 shares of the Company’s Class A common stock for issuance to eligible recipients. Awards under the Inducement Plan may be granted only to persons who satisfy the standards for an employment inducement award under Section 303A.08 of the NYSE Listed Company Manual. Awards under the Inducement Plan must be approved by either (i) a majority of the Company’s “Independent Directors” (as determined under Section 303A.02 of the NYSE Listed Company Manual), or (ii) the Compensation Committee.

The foregoing description of the Inducement Plan is not complete and is qualified in its entirety by reference to the text of the Inducement Plan, which will be filed as an exhibit to the Company’s registration statement on Form S-8.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Dolby Laboratories, Inc. dated August 27, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOLBY LABORATORIES, INC.

Date: August 27, 2026	By:	/S/ ANDY SHERMAN
	Name:	Andy Sherman
	Title:	Executive Vice President, General Counsel and Corporate Secretary